UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE J. M. SMUCKER COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

THE J.M. SMUCKER COMPANY

July 15, 2013

Dear Fellow Shareholder:

The annual meeting of The J.M. Smucker Company is set to be held on Wednesday, August 14, 2013. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated July 2, 2013, the Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3, 4 and 5. Please sign, date and return the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet or telephone (see the instructions below). If you have already voted, you can discard the accompanied proxy voting form.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 628-8536. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Important Information on Proposal 4

In our proxy statement dated July 2, 2013, we stated that brokers and nominees do not have discretionary authority to vote shares without instruction from the beneficial owner only for matters considered routine. Our proxy statement said our proposal to amend our Articles of Incorporation to increase our authorized common stock would not be routine. The New York Stock Exchange has, however, informed us that its member organizations may vote proxies on that proposal discretionarily. Therefore, a broker or nominee who holds shares for a beneficial owner will have authority to vote shares even without instructions from the beneficial owner.

Sincerely,

Timothy P. Smucker Chairman of the Board	Richard K. Smucker Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.	Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.
2.	Vote by Telephone: Call toll-free (800) 690-6903. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.